EXHIBIT 10.5

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December 12, 2011 (this “Agreement”), is among Green Earth Technologies, Inc., a Delaware corporation (the “Company” or the “Debtor”) and [     ], as Agent for the holders of the Company’s 6% Secured Convertible Debentures due December 31, 2014 in the original aggregate principal amount of up to $7,500,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees, successors and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to purchase the Debentures; and

WHEREAS, in order to induce the Secured Parties to purchase the Debentures, the Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant each Secured Party, pari passu with each other Secured Party and through the Agent (as defined in Section 18 hereof), a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means all of the following property and assets of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof (except for accounts receivable), including, without limitation, all proceeds of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect thereof, or in exchange therefor, and all proceeds from the sale or transfer of any of the foregoing:

(i) all accounts (except for accounts receivable), money, documents, chattel paper, instruments, commercial tort claims, deposit accounts, general intangibles (including all supporting obligations and all Intellectual Property), all letters of credit, all other letter of credit rights and all products and proceeds of any of the foregoing;

(ii) all investment property, including all the capital stock, partnership interests, membership interests and other ownership interests issued by, and all Subsidiaries hereafter created or acquired and owned by the Debtor; and

(iii) all equipment, fixtures and other goods and all accessions thereto and all products and proceeds thereof

(iv)  all rights, remedies and powers in and to the Services Agreement (BPO) dated January 1, 2010 between Inventek Colloidal Cleaners, LLC and the Debtor, as the same may be modified, amended, restated, supplemented, renewed or replaced from time to time;

(v)  all rights, remedies and powers in and to the Agreement dated January 25, 2009 between Inventek Colloidal Cleaners, LLC and the Debtor, as the same may be modified, amended, restated, supplemented, renewed or replaced from time to time; and

(vi)  Agreement for Representation Services dated as of July 1, 2007 between the Debtor and Marketiquette, Inc., as modified by the First Amendment to the Representation Services Agreement and Amendment to the Founders Agreement dated effective as of September 1, 2008 between the Debtor and Marketiquette, Inc., as further modified by the Second Amendment to the Representation Services Agreement dated to be effective as of April 1, 2009 between the Debtor and Marketiquette, Inc.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)           “Majority in Interest” means, at any time of determination, not less than 67% (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

(c)           “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(d)           “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, of any Debtor to the Secured Parties under this Agreement, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Debentures; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(e)           “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(f)           “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.           Grant of Security Interest in Collateral.

(a)   As an inducement for the Secured Parties to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, Debtor hereby unconditionally and irrevocably pledges, grants, assigns, conveys, transfers and hypothecates to the Secured Parties and the Agent (on its behalf and on behalf of the Secured Parties), a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral whether now existing or hereafter arising (a “Security Interest” and, collectively, the “Security Interests”).

(b)   Notwithstanding anything to the contrary which may be contained herein, the Secured Parties understand, acknowledge and agree that the Debtor may at any time prior to March 1, 2012, issue additional debentures (the “Additional Debentures”) on terms substantially identical to the Debentures, in an aggregate principal amount of up to $5,500,000 ($7,500,000 less $2,000,000 issued on original closing date) and that the holders of all such Additional Debentures will be granted a security interest in the Collateral which shall be pari passu with the Secured Parties.

3.           [INTENTIONALLY OMMITTED]

4.           Representations, Warranties, Covenants and Agreements of Debtor. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)   Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of Debtor and no further action is required by Debtor.  This Agreement has been duly executed by Debtor.  This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)           Debtor has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c)           Debtor is the sole owners of the Collateral (except for non-exclusive licenses granted by Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  As long as this Agreement shall be in effect, Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument with respect to the Collateral (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)           No written or verbal claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)           Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents, if any, have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)           This Agreement creates in favor of the Secured Parties a valid first priority security interest in the Collateral securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  No consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder.

(g)           Debtor hereby authorizes the Agent to file, on behalf of the Secured Parties, one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)           The execution, delivery and performance of this Agreement by Debtor does not (i) violate any of the provisions of any Organizational Documents of Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Debtor’s debt or otherwise) or other understanding to which Debtor is a party or by which any property or asset of Debtor is bound or affected. No consents (including, without limitation, from stockholders or creditors of Debtor) are necessary for Debtor to enter into and perform its obligations hereunder.

(i)           Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof.  Debtor hereby agrees to defend the same against the claims of any and all persons and entities.  Debtor shall safeguard and protect all Collateral for the account of the Secured Parties.  At the request of the Agent, Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(j)           Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Agent.

(k)           Debtor shall promptly execute and deliver to the Agent, for the benefit of the Secured Parties, such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent.

(l)           Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(m)           Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action with respect of the Collateral.

(n)           Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(o)           All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(p)           Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(q)           Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Agent of such change and, at the time of such written notification, Debtor provides any financing statements necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(r)           Debtor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(s)           Debtor was organized and remains organized solely under the laws of the State of Delaware.

(t)           Debtor has no trade names.

(u)           To the extent that any Collateral is in the possession of any third party, Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(v)           Debtor will from time to time, at its own expense, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

5.           Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which Debtor is subject or to which Debtor is party.

6.           Defaults. The following events shall be “Events of Default”:

(a)   The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b)   Any representation or warranty of Debtor in this Agreement shall prove to have been incorrect in any material respect when made; or

(c)   If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Debtor, or a proceeding shall be commenced by Debtor, or by any governmental authority having jurisdiction over Debtor, seeking to establish the invalidity or unenforceability thereof, or Debtor shall deny that Debtor has any liability or obligation purported to be created under this Agreement.

7.           Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums or property or proceeds subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

8.           Rights and Remedies Upon Default.

(a)           Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC and applicable law.  Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i)   The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)   Upon notice to the Debtor by Agent, all rights of Debtor to exercise the voting rights, exercise rights and other consensual rights which it would otherwise be entitled to exercise and all rights of Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain in respect of the Collateral, shall cease.  Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights and exercise rights pertaining thereto.  Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or Debtor or any of its direct or indirect subsidiaries.

(iii)    The Agent shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Debtor or right of redemption of Debtor, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Debtor, which are hereby waived and released.

(iv)           The Agent shall have the right (but not the obligation) to notify any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce Debtors’ rights against such obligors.

(v)           The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(b)           The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Agent sells any of the Collateral on credit, Debtor will only be credited with payments actually made by the purchaser.  In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

9.           Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to Debtor any surplus proceeds or to such other party as required by law or judicial proceeding. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the rate of 10% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.           Costs and Expenses. Debtor agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent.  Debtor shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein.  Debtor will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

11.           Responsibility for Collateral. Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to prepare the Collateral for sale, and (b) Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by Debtor thereunder.  Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

12.           Security Interests Absolute. All rights of the Agent and the  Secured Parties and all obligations of Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to Debtor, or a discharge of all or any part of the Security Interests granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties hereunder shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13.           Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all of the Debentures have been satisfied in full in accordance with the terms thereof and all other Obligations have been paid or discharged; provided, however, that all indemnities of Debtor contained in this Agreement (including, without limitation, Annex A hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

14.           Power of Attorney; Further Assurances.

(a)           Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral (including, without limitation, any Pledged Securities) that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts (except for accounts receivable), and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, at the option of the Agent, and at the expense of Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which Debtor is subject or to which Debtor is a party.

(b)           On a continuing basis, Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdiction indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)           Debtor hereby irrevocably appoints the Agent as Debtor’s attorney-in-fact, with full authority in the place and instead of Debtor and in the name of Debtor, from time to time in the Agent’s sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law, which financing statements shall describe the Collateral as set forth herein, and not as “all assets” or words of like import, and ratifies all such actions taken by the Agent.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

15.           Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

16.           Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

17.           Appointment of Agent.  The Secured Parties hereby appoint [      ] to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent.

18.           Miscellaneous.

(a)           No course of dealing between Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)           All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)           This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Debtor and the Secured Parties holding a Majority in Interest, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  In the event the Company issues additional debentures and warrants pursuant to clause (d) of the definition of “Exempt Issuance” (as defined in the Purchase Agreement), such holder shall be joined as parties to this Agreement without the consent of the Secured Parties or Agent and such holders shall agree in writing to be bound by the provisions of this Agreement that apply to the “Secured Parties.”

(d)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger).  Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Westchester County, New York.  Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Westchester County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k)           Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in Debtor or any of its direct or indirect Subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for Debtor as a partner or member, as applicable, pursuant hereto.

(l)           To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of Debtor or any direct or indirect subsidiary of Debtor or compliance with any provisions of any of the Organizational Documents, Debtor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

(m)           It is expressly understood and agreed that (i) the parties have entered into this Agreement for the sole purpose of perfecting each Secured Party’s security interest in the Collateral of Debtor, (ii) there is no agreement or other understanding between or among the parties hereto to act together for the purpose of acquiring, holding, voting or disposing of “equity securities” (as defined in Rule 13d-1(i) promulgated under the Securities Exchange Act of 1934, as amended) of any of the Debtors and (iii) each of the parties hereto shall act independent of one another in making decisions with respect to the acquiring, holding, voting or disposing of “equity securities” of Debtor.

(n)           References in this Agreement to any rights granted to the Secured Parties or actions to taken by the Secured Parties shall also mean the rights granted to the Agent, for the benefit of the Secured Parties and actions to be taken by the Agent, for the benefit of the Secured Parties.

(o)           Each Secured Party and the Agent, for the benefit of the Secured Parties, hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the security interests granted by Debtor to the Secured Parties and the Agent, for the benefit of the Secured Parties, or any provision of this Agreement, any other security document, the UCC or other applicable law, solely as amongst the Secured Parties and the Agent, for the benefit of the Secured Parties, the security interests of the Secured Parties and the Agent, for the benefit of the Secured Parties, shall have the same rank and priority; provided, that, the foregoing shall not apply to any security interest of a Secured Party or the Agent, for the benefit of the Secured Parties, that is void or voidable as  a matter of law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

GREEN EARTH TECHNOLOGIES INC.

By:
Name:
Title:

[ ], as Agent for the holders of the Company’s 6% Secured Convertible Debentures due December 31, 2014 in the original aggregate principal amount of up to $7,500,000

SCHEDULE A

7 West Cross Street
Hawthorne, NY 10532

SCHEDULE B

The State of Delaware

ANNEX A
to
SECURITY AGREEMENT

THE AGENT

1.   Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate [            ] as the “Agent” named in the Agreement and to act as specified herein and in the Agreement.  Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement, the Secured Party DACA and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agent may perform any of its duties hereunder by or through its agents or employees.

2.   Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement and the Secured Party DACA.  Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement, the Secured Party DACA or any other Transaction Document a fiduciary relationship in respect of Debtor or any Secured Party; and nothing in the Agreement, the Secured Party DACA or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement, the Secured Party DACA or any other Transaction Document except as expressly set forth herein and therein.

3.   Lack of Reliance on the Agent.  Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in Debtor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.  The Agent shall not be responsible to Debtor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of Debtor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of Debtor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4.   Certain Rights of the Agent.  The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties.  The Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement, the Secured Party DACA or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining.  Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and Debtor shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law. Notwithstanding anything contained herein to the contrary, the Agent shall not release any Collateral with respect to any Debenture or amend the principal amount, interest rate or maturity date of such Debenture or expressly waive or release in writing any material claim against the Debenture without the written consent of the Secured Party holding such Debenture.

5.   Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, facsimile, e-mail, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.  Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by Debtor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.   Indemnification.  To the extent that the Agent is not reimbursed and indemnified by Debtor, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct.  Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7.   Resignation by the Agent.

(a)   The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to Debtor and the Secured Parties.  Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b)   Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c)   If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above.  If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead Debtor and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by Debtor on demand.

8.   Rights with respect to Collateral.  Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.